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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22529) pertaining to the Equitable Resources, Inc. Savings and Protection Plan of our report dated May 2, 2003, with respect to the financial statements and schedules of the Equitable Resources, Inc. Savings and Protection Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania June 23, 2003

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Consent of Independent Auditors